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                                                                EXHIBIT 99(A)(3)
                             SAMSONITE CORPORATION

                         NOTICE OF GUARANTEED DELIVERY
                           OF SHARES OF COMMON STOCK

                       PURSUANT TO THE OFFER TO PURCHASE
                              DATED MAY 20, 1998

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   THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M.,
 NEW YORK CITY TIME, ON WEDNESDAY, JUNE 17, 1998, UNLESS THE OFFER IS EXTENDED. TENDERING STOCKHOLDERS HAVE THE RIGHT TO WITHDRAW SHARES TENDERED AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER AND THEY MAY WITHDRAW SHARES AFTER JULY 15, 1998 UNLESS ACCEPTED BY THE COMPANY PRIOR TO THAT DATE.

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  This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of Common Stock, par value $.01 per share, of Samsonite Corporation are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary (as defined below) prior to the Expiration Date (as defined in "THE OFFER--Section 1" of the Offer to Purchase defined below). Such form may be delivered by hand or transmitted by mail or overnight courier, or (for Eligible Institutions (as defined in the Offer to Purchase) only) by facsimile transmission, to the Depositary. See "THE OFFER--Section 3" of the Offer to Purchase. THE ELIGIBLE INSTITUTION WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

                       The Depositary for the Offer is:

                               BANKBOSTON, N.A.


 By First Class Mail       By Facsimile Transmission    By Registered, Certified
          Only:         For Eligible Institutions Only     & Overnight Courier
                                                                Only:

    Boston EquiServe           Boston EquiServe           Boston EquiServe
Corporate Reorganization   Corporate Reorganization   Corporate Reorganization
      P.O. Box 8029           (781) 575-2233/2232         150 Royall Street
  Boston, Massachusetts                                 Canton, Massachusetts
       02266-8029                                               02021

                                   By Hand:

                             Securities Transfer &
                            Reporting Services Inc.
                         1 Exchange Plaza/55 Broadway
                              New York, NY 10006

                             Confirm by Telephone:
                                (781) 575-3100

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.


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Ladies and Gentlemen:

  The undersigned hereby tenders to Samsonite Corporation, a Delaware Corporation (the "Company"), upon the terms and conditions set forth in the Offer to Purchase dated May 20, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, par value $.01 per share (the "Shares"), of the Company, pursuant to the guaranteed delivery procedures set forth in "THE OFFER--Section 3" in the Offer to Purchase.

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  The undersigned, a firm that is a member of a registered national securities or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States which is a participant in an approved Signature Guarantee Medallion Program, hereby guarantees the delivery to the Depositary at one of its addresses set forth above certificates for the Shares tendered hereby, in proper form for transfer (or a confirmation of a book-entry transfer of the Shares delivered electronically) together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, all within three business days (as defined in the Offer to Purchase) after the date hereof.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: ________________________   ______________________________________
                                                 (Authorized Signature)


Address: _____________________________   Name: ________________________________
                                                    (Please Type or Print)


______________________________________
       (City, State, Zip Code)


                                         Title: _______________________________
Area Code and
Telephone No.: _______________________   Date: __________________________, 199


NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.